Exhibit 99.1

Contact:	Timothy R. Yost	2000 Pennsylvania Avenue, N.W.
	Chief Financial Officer	Suite 6000
	(202) 777-5455	Washington, D.C. 20006
	heroldl@executiveboard.com	www.executiveboard.com
THE CORPORATE EXECUTIVE BOARD REPORTS SECOND QUARTER EARNINGS OF
$0.43 PER DILUTED SHARE AND 28% REVENUE GROWTH

WASHINGTON, D.C. (July 25, 2006) — The Corporate Executive Board Company (CEB) (NASDAQ: EXBD) today announced financial results for the second quarter and six months ended June 30, 2006. Revenues for the second quarter increased 27.8% to $111.7 million from $87.4 million for the second quarter of 2005. Net income and earnings per diluted share for the second quarter were $17.8 million and $0.43, respectively.
For the first six months of 2006, revenues were $216.7 million, a 28.3% increase from $169.0 million for the first half of 2005. Net income and earnings per diluted share for the first six months of 2006 were $34.9 million and $0.85, respectively.
Effective January 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R) (FAS No. 123(R)), which provides the accounting rules for share-based compensation. To present results on a comparable basis to the prior year, the Company is providing adjusted financial results, including net income and earnings per diluted share that exclude the effects of share-based compensation.
Excluding the effects of share-based compensation related to FAS No. 123(R), adjusted net income for the second quarter of 2006 increased 27.9% to $21.8 million from $17.0 million for the second quarter of 2005. Adjusted earnings per diluted share for the second quarter of 2006 increased 29.3% to $0.53 from $0.41 in 2005.
Excluding the effects of share-based compensation related to FAS No. 123(R), adjusted net income for the first six months of 2006 increased 25.6% to $42.9 million from $34.2 million for the first half of 2005. Adjusted earnings per diluted share for the first six months of 2006 increased 23.8% to $1.04 from $0.84 in 2005. A reconciliation of CEB’s reported and adjusted results is set forth in the notes to the Financial Highlights section below.
Tom Monahan, Chief Executive Officer of the Corporate Executive Board, commented, “We are very happy with our second-quarter performance and strong results for the first half of 2006. Our key growth metrics are on track with three new programs off to a great start and growth from cross-sell and new clients running above the high end of their original target ranges. The cross-sell ratio climbed to 3.83 membership programs per institution, up from 3.65 at this time last year, and new companies and institutions including Compagnie Financière Richemont S.A., Embraer- Empresa Brasileira de Aeronáutica SA, Legg Mason, Inc., Loews Corporation, Lucasfilm Ltd., Otto GmbH & Co KG and Simmons Bedding Company joined their first CEB program in the quarter. You can see the total impact of our growth metrics in our 28.7% contract value growth for the quarter.”
“Today I am also delighted to announce our 40th membership program: The Enterprise Architecture Executive Council. This program serves senior executives responsible for managing the information technology architecture at large companies. Our inaugural research agenda is focused on best practices in driving adoption of enterprise priorities, aligning business strategy with IT innovation and enabling business and IT partners to realize the cost benefits of portfolio management. As with all our new programs, the program has benefited enormously from the advice and guidance of our charter members, including senior executives from Ameriquest Mortgage Company, Lincoln Financial Group, Chevron Phillips Chemical Company LLC, Electronic Arts Inc. and Target Corporation. This is the 40th program, and the third of our planned five to six new program launches for 2006.”
The Company also announced that it has entered into a new employment agreement with James J. McGonigle,

Executive Chairman of the Board of Directors. Under the new agreement, Mr. McGonigle will continue to serve in his current position as Executive Chairman until December 31, 2006, at which point Mr. McGonigle shall become Non-Executive Chairman for a period of time to be determined by the Board of Directors. Subsequent to December 31, 2006, Mr. McGonigle also will be employed with the Company on a part-time basis through April 1, 2009. The Company also entered into a new employment agreement with Mr. Monahan covering his employment as Chief Executive Officer of the Company. The employment agreements for Mr. McGonigle and Mr. Monahan will be filed with the Securities and Exchange Commission on or about July 25, 2006.
Share Repurchase
During the six months ended June 30, 2006, the Company repurchased approximately 598,000 shares of its common stock at a total cost of approximately $58.4 million. Repurchases will continue to be made in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company is funding its share repurchases with cash on hand and cash generated from operations.
Outlook for 2006
The following statements summarize the Company’s guidance for 2006.
The Company is increasing its target for annual revenue growth to a minimum of 27% accompanied by continued modest expansion in the adjusted operating margin, excluding share-based compensation under FAS No. 123(R), within the target annual range of 25 — 30%. As in the past, the operating margin may fluctuate on a quarterly basis. The Company expects a quarterly revenue distribution of approximately $118.0 million for the third quarter and $125.5 million for the fourth quarter of 2006.
For 2006, the Company expects other income of approximately $25.25 to $25.75 million, an effective income tax rate of approximately 38.5% and diluted weighted shares outstanding of approximately 41.0 — 41.5 million.
The Company is raising its guidance on GAAP annual diluted earnings per share for 2006 to $1.91. For the balance of 2006, the Company expects GAAP earnings per diluted share of $0.50 for the third quarter and $0.56 for the fourth quarter.
The Company is also raising its guidance on adjusted annual diluted earnings per share for 2006, excluding share-based compensation under FAS No. 123(R), of $2.30. For the balance of 2006, the Company expects adjusted earnings per diluted share of $0.60 for the third quarter and $0.66 for the fourth quarter, reflecting a net effect for share-based compensation of $0.10 for each quarter.
The earnings per diluted share, interest income and weighted shares outstanding guidance includes only share repurchases made as of June 30, 2006.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by the important factors, among others, set forth below and in CEB’s filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, difficulties we may experience in anticipating market trends, our need to attract and retain a significant number of highly skilled employees, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions under FAS No. 123(R), whether the Washington, D.C. Office of Tax and Revenue withdraws our QHTC status and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of CEB’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its 2005 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of July 25, 2006 and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

The Corporate Executive Board Company is a leading provider of best practices research and analysis focusing on corporate strategy, operations and general management issues. CEB provides its integrated set of services currently to more than 2,800 of the world’s largest and most prestigious corporations, including over 80% of the Fortune 500. These services are provided primarily on an annual subscription basis and include best practices research studies, executive education seminars, customized research briefs and Web-based access to a library of over 275,000 corporate best practices.

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights
(in thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended		Selected	Six Months Ended
	Growth	June 30,		Growth	June 30,
	Rates	2006	2005	Rates	2006	2005
Financial Highlights (GAAP, as reported):
Revenues	27.8%	$111,662	$87,351	28.3%	$216,731	$168,959
Net income	4.2%	$17,763	$17,046	2.0%	$34,882	$34,188
Basic earnings per share	2.3%	$0.44	$0.43	0.0%	$0.87	$0.87
Diluted earnings per share	4.9%	$0.43	$0.41	1.2%	$0.85	$0.84
Weighted average shares outstanding:
Basic		40,394	39,926		40,026	39,475
Diluted		41,233	41,194		41,241	40,886

Financial Highlights (Adjusted amounts to exclude effects of share-based compensation under FAS No. 123(R)): (1)
Adjusted cost of services		$35,817	$30,088		$70,191	$56,482
Adjusted member relations and marketing		$30,499	$23,478		$57,842	$45,091
Adjusted general and administrative		$13,602	$9,385		$26,687	$18,779
Adjusted income from operations	30.4%	$29,319	$22,479	27.3%	$57,589	$45,237
Adjusted net income	27.9%	$21,800	$17,046	25.6%	$42,938	$34,188
Adjusted diluted earnings per share	29.3%	$0.53	$0.41	23.8%	$1.04	$0.84

Adjusted Percentages of Revenues: (1)
Adjusted cost of services		32.1%	34.4%		32.4%	33.4%
Adjusted member relations and marketing		27.3%	26.9%		26.7%	26.7%
Adjusted general and administrative		12.2%	10.7%		12.3%	11.1%
Adjusted income from operations		26.3%	25.7%		26.6%	26.8%

(1)	The following tables reconcile GAAP to adjusted financial statement amounts for the three and six months ended June 30, 2006 and 2005, respectively, considering the share-based compensation recognized by the Company in accordance with FAS No. 123(R):

	Three Months Ended			Three Months Ended
	June 30, 2006			June 30, 2005
	GAAP, as	Share-based		GAAP, as	Share-based
Financial statement descriptions:	reported	compensation	Adjusted	reported	compensation	Adjusted
Cost of services	$39,059	$(3,242)	$35,817	$30,088	—	$30,088
Member relations and marketing	$31,925	$(1,426)	$30,499	$23,478	—	$23,478
General and administrative	$15,498	$(1,896)	$13,602	$9,385	—	$9,385
Income from operations	$22,755	$6,564	$29,319	$22,479	—	$22,479
Net income	$17,763	$4,037	$21,800	$17,046	—	$17,046
Diluted earnings per share	$0.43	$0.10	$0.53	$0.41	—	$0.41

	Six Months Ended			Six Months Ended
	June 30, 2006			June 30, 2005
	GAAP, as	Share-based		GAAP, as	Share-based
Financial statement descriptions:	reported	compensation	Adjusted	reported	compensation	Adjusted
Cost of services	$76,519	$(6,328)	$70,191	$56,482	—	$56,482
Member relations and marketing	$60,775	$(2,933)	$57,842	$45,091	—	$45,091
General and administrative	$30,525	$(3,838)	$26,687	$18,779	—	$18,779
Income from operations	$44,490	$13,099	$57,589	$45,237	—	$45,237
Net income	$34,882	$8,056	$42,938	$34,188	—	$34,188
Diluted earnings per share	$0.85	$0.19	$1.04	$0.84	—	$0.84
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, CEB uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, certain expenses (including cost of services, member relations and marketing and general and administrative) and non-GAAP earnings per diluted share. CEB uses these measures of operating income, gross profit, net income and earnings per share for the three and six months ended June 30, 2006, which exclude FAS No. 123(R) share-based compensation to better understand and compare results in the current period to those in prior periods that did not include FAS No. 123(R) share-based compensation. Although these non-GAAP financial measures adjust expense and other items to exclude the accounting treatment of share-based compensation, they should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of CEB’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations. CEB discloses this information to the public to enable investors who wish to more easily assess the Company’s performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among other companies that separately identify share-based compensation expenses. Although these non-GAAP measures present financial results on the same basis as prior year’s results, they do not reflect the effects of the Company’s share-based compensation programs and therefore may not be useful in comparing CEB’s results with companies with different compensation structures. CEB’s reference to these measures should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. FAS No. 123(R) did not have a significant effect on the diluted share numbers for the three and six months ended June 30, 2006.
For the six months ended June 30, 2006 and 2005, the Company also recognized $1.9 million and $0.5 million, respectively, reflecting additional employer taxes as a result of the taxable income that our employees recognized upon the exercise of non-qualified common stock options in March 2006 and 2005, respectively. The Company has recorded such expenses in the same expense line item as other compensation paid to the relevant categories of employees as follows: Cost of services, $0.8 million and $0.3 million, Marketing and member services, $0.3 million and $0.1 million, and General and administrative, $0.8 million and $0.1 for 2006 and 2005, respectively. The additional employer taxes incurred by the Company are reflected within both the GAAP amounts as reported and the adjusted financial results presented within this press release.

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended		Selected	Six Months Ended
	Growth	June 30,		Growth	June 30,
	Rates	2006	2005	Rates	2006	2005
Operating Statistic

Contract Value(1) (at period end)	28.7%	$426,698	$331,587

Financial Highlights
Revenues	27.8%	$111,662	$87,351	28.3%	$216,731	$168,959
Cost of services		39,059	30,088		76,519	56,482

Gross profit		72,603	57,263		140,212	112,477

Member relations and marketing		31,925	23,478		60,775	45,091
General and administrative		15,498	9,385		30,525	18,779
Depreciation and amortization		2,425	1,921		4,422	3,370

Income from operations	1.2%	22,755	22,479	(1.7%)	44,490	45,237

Other income, net		6,128	3,154		12,228	6,173

Income before provision for income taxes		28,883	25,633		56,718	51,410
Provision for income taxes		11,120	8,587		21,836	17,222

Net income	4.2%	$17,763	$17,046	2.0%	$34,882	$34,188

Basic earnings per share	2.3%	$0.44	$0.43	0.0%	$0.87	$0.87
Diluted earnings per share	4.9%	$0.43	$0.41	1.2%	$0.85	$0.84

Weighted average shares outstanding
Basic		40,394	39,926		40,026	39,475
Diluted		41,233	41,194		41,241	40,886

Adjusted income from operations	30.4%	$29,319	$22,479	27.3%	$57,589	$45,237
Adjusted net income	27.9%	$21,800	$17,046	25.6%	$42,938	$34,188
Adjusted diluted earnings per share	29.3%	$0.53	$0.41	23.8%	$1.04	$0.84

Percentages of Revenues
Gross profit		65.0%	65.6%		64.7%	66.6%
Member relations and marketing		28.6%	26.9%		28.0%	26.7%
General and administrative		13.9%	10.7%		14.1%	11.1%
Income from operations		20.4%	25.7%		20.5%	26.8%

(1)	We define “Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2006	Dec. 31, 2005
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$225,626	$424,276
Marketable securities	107,490	2,264
Membership fees receivable, net	76,826	120,242
Deferred income taxes, net	36,646	11,880
Deferred incentive compensation	11,029	11,489
Prepaid expenses and other current assets	12,045	7,671

Total current assets	469,662	577,822

Deferred income taxes, net	3,740	2,958
Marketable securities	205,380	118,096
Goodwill and other intangibles	8,153	8,445
Other non-current assets	7,480	1,273
Property and equipment, net	22,714	18,401

Total assets	$717,129	$726,995

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$31,029	$43,667
Accrued incentive compensation	19,123	27,045
Deferred revenues	254,334	261,300

Total current liabilities	304,486	332,012

Other liabilities	14,205	9,569

Total liabilities	318,691	341,581

Total stockholders’ equity	398,438	385,414

Total liabilities and stockholders’ equity	$717,129	$726,995

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$34,882	$34,188
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	4,424	3,370
Deferred income taxes	21,960	17,222
Share-based compensation	13,099	—
Excess tax benefits from share-based compensation arrangements(1)	(18,180)	—
Amortization of marketable securities premiums, net	(932)	1,240
Changes in operating assets and liabilities:
Membership fees receivable, net	43,416	40,442
Deferred incentive compensation	460	960
Prepaid expenses and other current assets	(4,791)	(873)
Other non-current assets	(6,206)	—
Accounts payable and accrued liabilities	(12,969)	3,004
Accrued incentive compensation	(7,980)	(976)
Deferred revenues	(6,966)	(11,859)
Other liabilities	4,631	756

Net cash flows provided by operating activities	64,848	87,474

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(8,116)	(3,024)
(Purchases) sales and maturities of marketable securities, net	(194,787)	78,608

Net cash flows (used in) provided by investing activities	(202,903)	75,584

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	2,630	44,905
Proceeds from the issuance of common stock under the employee stock purchase plan	912	655
Excess tax benefits from share-based compensation arrangements(1)	18,180	—
Purchase of treasury shares	(58,363)	(27,534)
Payment of dividends	(23,954)	(7,862)
Reimbursement of common stock offering costs	70	35
Payment of common stock offering costs	(70)	(2)

Net cash flows (used in) provided by financing activities	(60,595)	10,197

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(198,650)	173,255

Cash and cash equivalents, beginning of period	424,276	113,996

Cash and cash equivalents, end of period	$225,626	$287,251

(1)	In accordance with FAS No. 123(R), excess tax benefits related to share-based compensation are now classified as a cash flow from financing activities rather than as a cash flow from operating activities. The net effect of this change for the six months ended June 30, 2006 is to move $18.1 million of excess tax benefits from an operating cash flow to a cash flow from financing activities, leaving total cash flows unchanged.